Exhibit 99.1

VSee Health Announces $870K Contract with National Mental Health Services Company

SAN JOSE, Calif.--January 27, 2025--VSee Health, Inc. (Nasdaq: VSEE), a leader in comprehensive digital health services and customized telehealth workflow streams, announces a contract renewal of approximately $870K with a nationwide provider of mental and behavioral healthcare services. This renewal underscores VSee’s exceptional client retention and the unmatched value of its platform in enabling the delivery of high-quality mental healthcare solutions.

“Now more than ever, telehealth is an essential part of providing mental and behavioral health services,” notes Dr. Milton Chen, Co-CEO of VSee Health. “VSee is dedicated to delivering simple, secure, high-quality video that is foundational to providing virtual mental health care. Moreover, this renewal reflects our continued commitment to advance mental health care through impactful technology including AI tools to optimize clinician workflows and improve outcomes for all.”

VSee is recognized for the flexibility and scalability of its platform. Through the use of its lego-like digital health building blocks, VSee provides fast deployment of workflows designed for mental and behavioral health such as PHQ-9 and GAD-7 assessments, custom intake forms, automated client-provider state-matching, anonymized group calls, and a simple no-download patient experience.

VSee Growth Potential in TeleMental and TeleBehavioral Health

The digital mental health market is expected to grow from $23.63 billion in 2024 to $27.56 billion in 2025, with a CAGR of 16.6%, according to The Business Group. This growth is attributed to the rise of mental health disorders and the increasing adoption of telehealth services and digital mental health tools. VSee is poised to take advantage of this growth with its secure, scalable, ready-to-customize digital health platform with seamless integration and actionable data insight capabilities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects, “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq’s listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov .. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

About VSee Health

VSee Health’s AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable building blocks meet stringent government security standards, and are ready to scale. VSee Health has traveled for field deployments to over 50 countries such as Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar.

VSee Health offerings also include turnkey solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. Visit vseehealth.com.

Contacts

Media Contact:

VSee Health

Anne Chang

626-513-1824

media@vsee.com

Investor Contact:

Dave Gentry

RedChip Companies

1-407-644-4256